UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2011

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Pizza Inn, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 8.01 below is incorporated herein by this reference.

ITEM 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 8.01 below is incorporated herein by this reference.

ITEM 8.01       Other Events

On August 26, 2011, Pizza Inn, Inc., a Missouri corporation (“Pizza Inn”), formed each of Pizza Inn Holdings, Inc., a Missouri corporation (“Holdings”), and Pizza Inn Merger Sub, Inc., a Missouri corporation (“Merger Sub”).  Subsequently, Holdings was organized as a wholly-owned subsidiary of Pizza Inn and Merger Sub was organized as a wholly-owned subsidiary of Holdings for the purpose of facilitating the creation of a holding company organizational structure (the “Restructuring”) pursuant to Section 351.448 of the Missouri General and Business Corporation Law (the “MGBCL”).  As a result of the Restructuring, Holdings will become the parent holding company of Pizza Inn effective September 25, 2011.

The Restructuring will become effective as of 11:59 p.m. on September 25, 2011 (the “Effective Time”) pursuant to Articles of Merger filed with the Missouri Secretary of State effecting the provisions of an Agreement and Plan of Merger among Pizza Inn, Holdings and Merger Sub (the “Merger Agreement”).  Pursuant to the Merger Agreement, (a) Merger Sub will be merged with and into Pizza Inn, with Pizza Inn continuing as the surviving corporation, (b) each share of Pizza Inn common stock outstanding immediately prior to the merger will be automatically converted into a share of Holdings common stock having the same designations, rights, powers, preferences, qualifications, limitations and restrictions, (c) each share of Merger Sub common stock outstanding immediately prior to the merger will be converted into a share of Pizza Inn common stock, and (d) all shares of Holdings common stock outstanding immediately prior to the merger will be cancelled.  As a result, Merger Sub will cease to exist as a separate entity and Pizza Inn will become a direct subsidiary of Holdings as of the Effective Time.

Pursuant to Section 351.448 of the MGBCL, shareholder approval of the Merger Agreement and the Restructuring is not required.  The shareholders of Pizza Inn will not recognize gain or loss for U.S. federal income tax purposes as a result of the Restructuring.

The directors and executive officers of Holdings are the same as the directors and executive officers, respectively, of Pizza Inn immediately prior to the Effective Time.  Also, in accordance with Section 351.448 of the MGBCL, the Articles of Incorporation and Bylaws of Holdings are substantially identical to the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, respectively, of Pizza Inn as in effect immediately prior to the Effective Time.  Copies of the Articles of Incorporation and Bylaws of Holdings are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and incorporated herein by this reference.

The conversion of shares of Pizza Inn common stock into shares of Holdings common stock pursuant to the Merger Agreement will not require an exchange of certificates.  Consequently, shares of Holdings common stock will continue to be represented by the same stock certificates that represented shares of Pizza Inn common stock immediately prior to the Effective Time, until such stock certificates are surrendered for transfer or exchange in the normal course.  Shares of Holdings common stock will be substituted for shares of Pizza Inn common stock listed on the Nasdaq Capital Market immediately prior to the Effective Time and will continue to trade under the symbol “PZZI” but will have a new CUSIP number (725846109).

In addition, at the Effective Time and pursuant to the Merger Agreement, (i) Holdings will assume sponsorship of all equity compensation plans of Pizza Inn, and (ii) each outstanding option to acquire shares of Pizza Inn common stock will be converted into an option to purchase an equal number of shares of Holdings common stock at the same price and otherwise on the same terms and conditions as applicable to such option immediately prior to the Effective Time. The conversion of such options will not require any action on the part of the holders.

The foregoing description of the Merger Agreement and the Restructuring does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by this reference.

This Current Report on Form 8-K is being filed with the Securities and Exchange Commission (“SEC”) by Holdings as successor to Pizza Inn by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 12g-3(a), at the Effective Time the common stock of Holdings will be deemed to be registered under Section 12(b) of the Exchange Act. Holdings will succeed to Pizza Inn’s SEC file number (0-12919) and its Central Index Key (0000718332), and will continue to file Exchange Act reports thereunder.  Holdings will be a “smaller reporting company” for purposes of Rule 12b-2 under the Exchange Act.

ITEM 9.01       Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                      Description

2.1	Agreement and Plan of Merger among Pizza Inn, Inc., Pizza Inn Holdings, Inc. and Pizza Inn Merger Sub, Inc.

3.1	Articles of Incorporation of Pizza Inn Holdings, Inc.

3.2	Bylaws of Pizza Inn Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIZZA INN HOLDINGS, INC.

Date: September 23, 2011	By:	/s/ Charles R. Morrison
Charles R. Morrison, President
and Chief Executive Officer